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                                                                   Exhibit 10.12
                                                                   -------------

                                AMENDMENT No. 1

                                      to

                    THE AMETEK SAVINGS AND INVESTMENT PLAN
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          WHEREAS, there was adopted and made effective as of October 1, 1984,
The AMETEK Savings and Investment Plan (the "Plan"); and

          WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1997; and

          WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

          WHEREAS, AMETEK now desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          FIRST:  A new Appendix III is hereby added to the Plan, to read in its
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entirety as follows:

                                 APPENDIX III

                    SPECIAL PROVISIONS RELATING TO CERTAIN
                 EMPLOYEES OF THE JOHN CHATILLON & SONS, INC.
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     1. The provisions of this Appendix III shall apply to each employee of the
Company who (i) was an employee of John Chatillon & Sons, Inc. ("Chatillon") immediately prior to the acquisition by the Company of the shares of Chatillon, and (ii) continued in employment with Chatillon immediately after such acquisition by the Company. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix III.

     2. Each Covered Employee who has attained age 21 shall be eligible to participate in the Plan, including as a Retirement
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Participant, effective July 1, 1997, in accordance with, and subject to, all of the terms, conditions and provisions of the Plan.

     3. Any Covered Employee not referred to in Section 2 of this Appendix III shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

     4. For purposes of determining any Covered Employee's nonforfeitable right to his Employer Matching Contribution Account and his Retirement Account pursuant to Section 6.1 of the Plan, the Years of Service of such Covered Employee shall be deemed to have commenced on the first day of the most recent period of continuous service with Chatillon.

     5. Defined terms used in this Appendix III, shall have the same meaning as the identical defined terms as used in The AMETEK, Inc. Savings and Investment Plan."

          SECOND:  The provisions of this Amendment No. 1 shall be effective as
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of July 1, 1997.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer on this 30th day of July, 1997.

                                         AMETEK, Inc.

                                         By:  /s/  Donna F. Winquist
                                              ----------------------
                                                   Donna F. Winquist

Attest:

/s/  Kathryn E. Londra
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     Kathryn E. Londra